EXHIBIT 10.1

                                 AMENDMENT NO. 2

        This Amendment No. 2 dated as of July 25, 1997 ("Agreement"), is among Carriage Services, Inc., a Delaware corporation (the "Borrower"), NationsBank of Texas, N.A., as administrative agent (the "Administrative Agent"), Provident Services, Inc., as documentation agent (together with the Administrative Agent, the "Agents"), and the lenders signatory hereto (the "Lenders").

                                  INTRODUCTION

        The Borrower, the Agents, and the Lenders are parties to the Credit Agreement dated as of August 13, 1996 (as modified, the "Credit Agreement"), among the Borrower, the Lenders, and the Agents. The Borrower has requested and the Agents and the Lenders have approved an increase in the Commitments under the Credit Agreement in the amount of $25,000,000, bringing the aggregate Commitments under the Credit Agreement to $100,000,000.

        THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Agents, and the Lenders hereby agree as follows:

        Section 1. DEFINITIONS; REFERENCES. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

        Section 2.  AMENDMENT.

        (a) Each Lender's existing Commitment set forth opposite such Lender's name on the signature pages to the Credit Agreement is hereby amended by increasing such existing Commitment amount to the amount set forth below for such Lender:

                                    NEW
        LENDER                      COMMITMENT
        Provident Services, Inc.    $53,333,334
        NationsBank of Texas, N.A.  $33,333,333
        Bank One, Texas, N.A.       $13,333,333
        Total                       $100,000,000
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        (b) Section 6.01 of the Credit Agreement is amended by deleting the reference to "$1,500,000" at the end of subparagraph (e) and replacing such reference with a reference to "$5,000,000" and by deleting the reference to "$1,500,000" at the end of subparagraph (f) and replacing such reference with a reference to "$5,000,000".

        Section 3. COMMITMENT INCREASE FEE. The Borrower shall pay to each Lender a commitment increase fee, such commitment increase fee to be due and payable on December 31, 1997; provided, however that if (a) the Borrower terminates the Credit Agreement and establishes a successor credit facility with an amount of credit greater than the Credit Agreement on or before December 31, 1997, (b) such Lender is asked to participate in such successor credit facility, and (c) such Lender is paid a commitment fee greater than the amount of the commitment increase fee due under this Section 3 in connection therewith, then the commitment increase fee due under this Section 3 shall be waived with respect to such Lender.

        Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) this Agreement and the Notes issued in connection herewith constitute legal, valid, and binding obligations of the Borrower enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

        Section 5. EFFECT ON CREDIT DOCUMENTS. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any Agent's or Lender's rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.

        Section 6. EFFECTIVENESS. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement effective on the date first set forth above when the following conditions precedent shall have been satisfied:

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        (a)    the Borrower and the Lenders shall have provided to the
Administrative Agent duly executed and delivered originals of this Agreement;

        (b) the Borrower shall have provided to the Administrative Agent a duly executed and delivered original Note for each Lender dated as of the date of this Agreement reflecting the increased Commitment of the Lender hereunder;

        (c) the Borrower shall have provided to the Administrative Agent a Certificate of Secretary for the Borrower certifying no conflicts with the Articles and Bylaws of the Borrower, resolutions of the Board of Directors of the Borrower, and authorized officers of the Borrower for the execution of this Agreement and the Notes executed in connection herewith in a form and substance satisfactory to the Administrative Agent; and

        (d) the Borrower shall have provided to the Administrative Agent an original Reaffirmation of Guaranty, duly executed and delivered by each Subsidiary of the Borrower.

        Section 7. MISCELLANEOUS. The miscellaneous provisions of the Credit Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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        THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS
AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        EXECUTED as of the date first above written.


                                    BORROWER:

                                    CARRIAGE SERVICES, INC.

                                    By:___________________________________
                                            Thomas C. Livengood
                                            Executive Vice President and
                                            Chief Financial Officer

                                    AGENTS AND LENDERS:

                                    NATIONSBANK OF TEXAS, N.A.,
                                    as Administrative Agent and as a Lender

                                    By:___________________________________
                                            Albert L. Welch
                                            Vice President
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                                    PROVIDENT SERVICES, INC.,
                                    as Documentation Agent and as a Lender

                                    By:___________________________________
                                            Daniel M. Chong
                                            Vice President

                                    BANK ONE, TEXAS, N.A.

                                    By:___________________________________
                                            H. Gale Smith
                                            Vice President

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